Exhibit 23.3

Baker & McKenzie.Wong & Leow (Reg. No. 200010145R) 8 Marina Boulevard #05-01 Marina Bay Financial Centre Tower 1 Singapore 018981 Tel: +65 6338 1888 Fax: +65 6337 5100 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur* Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

Friday, April 18, 2025

Our ref: 10170608-51281317/LMT

Antalpha Platform Holding Company	By email
9 Temasek Boulevard #13-01/02/03	edison.chan@antalpha.com
Suntec Tower 2
Singapore 038989

Dear Sirs

Re: Antalpha Platform Holding Company (the “Company”)

- Registration on Form F-1 of the Company

1.

We have acted as legal advisers to the Company as to Singapore law in connection with the disclosures on certain Singapore law matters in the registration statement and prospectus relating to the initial public offering of the ordinary shares in the Company (the “Registration Statement”), and in particular, the disclosures in the Registration Statement relating to the enforceability of civil liabilities in Singapore.

2.

We consent to all references to us, if any, in the Registration Statement and any amendments thereto, and we consent to the filing of this consent letter with the United States Securities Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Yours sincerely

/s/ Baker & McKenzie.Wong & Leow
Baker & McKenzie.Wong & Leow

Baker & McKenzie.Wong & Leow is incorporated with limited liability and is a member of Baker & McKenzie International.